                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 18, 2008

                              UNITED BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            OHIO                         0-16540                 34-1405357
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

        201 SOUTH 4TH STREET, MARTINS FERRY, OHIO                 43935-0010
        (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (740) 633-0445

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 18, 2008, The Citizens Savings Bank (the "Bank"), the wholly-owned commercial bank subsidiary of the Registrant, executed a Purchase and Assumption Agreement (the "Agreement") with the Federal Deposit Insurance Corporation (the "FDIC") in its capacity as receiver of Ameribank, Inc., Northfork, West Virginia (the "Failed Bank"). The Agreement provides for the Bank's acquisition of all of the deposits and certain assets of the Failed Bank related to its three Ohio branch offices (the "Failed Bank Acquisition"). The FDIC entered into a separate purchase and assumption agreement with Pioneer Community Bank, Inc., Iaeger, West Virginia ("Pioneer"), regarding the Failed Bank's West Virginia banking operations.

     The Agreement requires the Bank to provide full service banking in the Failed Bank's Ohio markets and provides for the payment of a premium of 1.143% for all deposits related to the Failed Bank's Ohio branch offices. The Agreement also grants the Bank an exclusive option for the period of ninety (90) days to acquire at fair market value all Ohio banking facilities, including furniture and fixtures, previously owned by the Failed Bank. The only loans being purchased by the Bank in the Failed bank Acquisition are those loans which are specifically secured by deposits being assumed by the Bank pursuant to the transaction. No depositor of Ameribank, Inc. suffered loss from this "all deposit" transaction.

     Pursuant to the Agreement, the Bank has also agreed to: (i) administer and service on behalf of the FDIC certain assets related to the Failed Bank in accordance with the terms set forth in Exhibit 4.13 to the Agreement; and (ii) perform certain transition and data processing services on behalf of Pioneer in accordance with the terms set forth in Exhibit 9.1 to the Agreement.

     The Bank has received all bank regulatory authorizations necessary to consummate the Failed Bank Acquisition.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2 to this Form 8-K. A copy of the Bank's September 19, 2008 press release issued in connection with the execution of the Agreement is furnished herewith as Exhibit 99.1, and a draft of the Bank's letter to be submitted to former Ameribank retail deposit customers on or around September 26, 2008 is furnished herewith as Exhibit 99.2.

                           Forward Looking Statements

     This current report may contain "forward-looking statements" within the meaning of, and pursuant to, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believes," "anticipates" or "expects," or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Forward-looking statements, which are made in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement. Some of the more important assumptions include statements about the benefits of the proposed acquisition, including future financial and operating results, and the Bank's plans, objectives, expectations and intentions. Additionally, other assumptions include expectations about overall economic conditions, expectations about the movement of interest rates, reliance on existing or anticipated changes in laws and regulations, adverse movements and volatility in debt and equity capital markets, political conditions and related actions by the United States military, and expectations about the nature and level of competition and changes in customer behavior and customer preferences. Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that future results will differ materially from what is stated in or implied by such forward-looking statements. The Registrant cautions readers to consider this risk, and the Bank undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments or for any other reason. For further information regarding the Registrant or the Bank, please read the Registrant's reports filed with the Securities and Exchange Commission ("SEC"), which are available at www.sec.gov.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable

     (b) Not applicable

     (c) Not applicable

     (d) Exhibits

          The following exhibits are furnished herewith:

Number   Exhibit
------   ----------------------------------------------------------------------------
 2       Purchase and Assumption Agreement dated September 18, 2008

99.1     Press Release dated September 19, 2008

99.2     Letter to Former Ameribank Retail Deposit Customers dated September 26, 2008

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated: September 24, 2008               UNITED BANCORP, INC.


                                        /s/ Randall M. Greenwood
                                        ----------------------------------------
                                        Randall M. Greenwood
                                        Senior Vice President and
                                        Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                              Description of Exhibit
------   ----------------------------------------------------------------------------
 2       Purchase and Assumption Agreement dated September 18, 2008

99.1     Press Release dated September 19, 2008

99.2     Letter to Former Ameribank Retail Deposit Customers dated September 26, 2008